UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

——————

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 20, 2015

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Salt Lake City, Utah                            84121
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported by a Current Report on Form 8-K filed on July 8, 2015 with the Securities and Exchange Commission by Dynatronics Corporation (“Registrant”), on July 6, 2015 Registrant appointed Erin S. Enright and Brian Larkin, as directors.

On July 20, 2015, at a meeting of the Board of Directors of the Registrant, Ms. Enright was appointed to serve as a member of the Audit Committee and the Compensation Committee of the Board of Directors.  In addition, the Board formed a Nominating and Corporate Governance Committee, with Ms. Enright as the Chairperson.  Committees of the Board of Directors and the appointed members of such committees are as follows:

•
Audit Committee – Howard Edwards, Chair, with Ms. Enright, Scott Ward and Rich Linder as additional members.  Each member of the Audit Committee is an independent director as defined by rules of the Securities and Exchange Commission (the “SEC”) and NASDAQ. In addition, the Board of Directors has determined that Mr. Edwards and Ms. Enright each is an audit committee financial expert as defined by SEC rules, and is independent from management.

•	Compensation Committee – Mr. Linder, Chair, with Ms. Enright and Dr. Ward as additional members. . Each member of the Compensation Committee is an independent director as defined by NASDAQ.

•	Nominating and Corporate Governance Committee – Ms. Enright, Chair, with Dr. Ward and Mr. Edwards as additional members. Each member of this committee is an independent director as defined by NASDAQ.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 20, 2015, the Board of Directors of the Registrant adopted Amended and Restated Bylaws of Dynatronics Corporation (the “Amended Bylaws”).  The adoption of the Amended Bylaws was appropriate, in the opinion of the Board of Directors, to update the Registrant’s bylaws which had not been amended since 1983 to bring them into compliance with intervening changes in Utah corporate law.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

3(ii)                      Amended and Restated Bylaws of Dynatronics Corporation, adopted July 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore
Kelvyn H. Cullimore, Jr.
Chief Executive Officer

Date: July 22, 2015